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Exhibit 5.1

January 4, 2008

Gramercy Capital Corp.
420 Lexington Avenue
New York, New York 10170

Re:
Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to Gramercy Capital Corp., a Maryland corporation (the "Company"), in connection with a registration statement on Form S-4 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offering by the Company of up to 15,636,835 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"), to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of November 2, 2007 (the "Merger Agreement"), among American Financial Realty Trust ("AFR"), First States Group, L.P., the Company, GKK Capital LP, GKK Stars Acquisition Corp. ("Merger Sub"), GKK Stars Acquisition LLC and GKK Stars Acquisition LP, in the merger (the "Merger") of Merger Sub with and into AFR.

        In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and certain resolutions of the Board of Directors of the Company, in the name of the Company, certified by an officer of the Company on the date hereof as being complete, accurate and in effect, authorizing the issuance of the Common Stock, the filing of the Registration Statement and other related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate and trust records, certificates and letters of public officials and other instruments as we have deemed necessary or appropriate for the purposes of rendering the opinions set forth below. In examining all such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us, and the conformity with the respective originals of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. As to facts upon which this opinion is based, we have relied, as to all matters of fact, upon certificates and written statements of officers, directors and employees of, and accountants for, the Company. We have also assumed that the issuance of the Common Stock will be approved by the holders of Common Stock and the Merger will be approved by the shareholders of AFR, as described in the Registration Statement.

        Based on, and subject to, the foregoing, the qualifications and assumptions set forth herein and such examination of law as we have deemed necessary, we are of the opinion that upon issuance of the Common Stock as contemplated by the Merger Agreement, the resolutions of the Board of Directors of the Company and the Registration Statement, the Common Stock will be legally issued, fully paid and non-assessable.

        The opinions set forth in this letter relate only to the federal securities laws of the United States and the Maryland General Corporation Law ("MGCL"). We draw to your attention that the members of our firm are not admitted to practice law in the State of Maryland. We express no opinion with respect to the requirements of, or compliance with, any state securities or blue sky or real estate syndication laws.

        This letter has been prepared for your use in connection with the Registration Statement and is based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

        We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/  CLIFFORD CHANCE US LLP

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  Exhibit 5.1